Exhibit 99.1

Sotherly Hotels Inc. Announces Intention to List on OTC Market Platform, Voluntarily Delist from Nasdaq and Continue SEC Reporting

3/27/2026

Sotherly Hotels Inc. (the “Company” or “Sotherly”), a real estate investment trust, announced today that its Board of Directors has approved the voluntary withdrawal of the listing of the Company’s shares of 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, 7.875% Series C Cumulative Redeemable Perpetual Preferred Stock and 8.25% Series D Cumulative Redeemable Perpetual Preferred Stock (collectively, the “Preferred Stock”) from The Nasdaq Stock Market LLC (“Nasdaq”).

The Company expects to file a Form 25 with the Securities and Exchange Commission (the “SEC”) on or about April 7, 2026 for the delisting of the Preferred Stock from Nasdaq and the deregistration of the Preferred Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects that the last day of trading for the Preferred Stock on Nasdaq will be on or about April 17, 2026.

The Company’s status as a real estate investment trust for U.S. federal income tax purposes will not be affected by the transition, and the Company intends to continue operating as a REIT.

The Company believes that this transition is in the best interests of the Company and its stockholders in light of the closing on February 12, 2026 of the transactions contemplated by that certain Agreement and Plan of Merger, by and among the Company, KW Kingfisher LLC, a Delaware limited liability company (the “Parent”), and Sparrows Nest LLC, a Maryland limited liability company. As a result of the Merger, all of the Company’s outstanding Common Stock was acquired by the Parent and holders of over 80% of the outstanding shares of Preferred Stock opted to receive cash consideration for the conversion of their respective Preferred Shares pursuant to change of control conversion rights set out in the Merger Agreement and Articles Supplementary of the Preferred Stock.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. (Nasdaq: SOHO) is an externally-managed and externally-administered lodging real estate investment trust, or REIT, that was formed in August 2004 to own, acquire, renovate and reposition full-service, primarily upscale and upper-upscale hotel properties located in primary markets in the mid-Atlantic and southern United States. Sotherly owns ten full-service, primarily upscale and upper-upscale hotels located in seven states with an aggregate of 2,786 hotel rooms, and interests in one condominium hotels and their associated rental programs. For more information on Sotherly, please visit the Sotherly website at www.sotherlyhotels.com.

Cautionary Statement Regarding Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are intended to be covered by the safe harbor provisions for forward-looking statements contained therein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Sotherly’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe Sotherly’s current strategies, expectations and future plans, are generally identified by the use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “anticipate,” “believe,” “expect,” “continue,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward looking. All statements regarding Sotherly’s trading platforms and business plans are forward-looking statements. Readers should specifically consider the various factors identified in this Press Release and the reports filed by Sotherly with the SEC, including, but not limited to those discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Sotherly’s Annual Report on Form 10-K for the year ended December 31, 2024 and Sotherly’s subsequent periodic reports filed with the SEC that could cause actual results to differ.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. All forward-looking statements included in this Press Release are made as of the date hereof and are based on information available at that time. Except as required by law, Sotherly assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.